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                                                                    Exhibit 99.1
               INTERNATIONAL SPECIALTY HOLDINGS INC. [LETTERHEAD]

March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

          Re: LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T
Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, International Specialty Holdings Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                         Very truly yours,

                         International Specialty Holdings Inc.
                         /s/ Neal E. Murphy

                         Neal E. Murphy
                         Senior Vice President and Chief Financial Officer